DECLARATION OF INTENTION AND CHARTER
                                  OF
                   INTRAMERICA LIFE INSURANCE COMPANY


We, the undersigned, being natural persons of full age and at least two-thirds of us citizens of the United States and residents of the State of New York, hereby declare our intention to form a corporation for the purpose of doing the kinds of insurance business authorized by paragraphs 1, 2 and 3 of Section 46 of the Insurance Law of the State of New York, and for that purpose do adopt the following Charter, to wit:

                                CHARTER

Section 1. The name of the corporation shall be INTRAMERICA LIFE INSURANCE COMPANY.

Section 2. The principal office of this company shall be located in the county and state of New York.

Section 3. The kinds of insurance to be transacted by this corporation shall be,

"Life Insurance", meaning, pursuant to Paragraph 1 of Section 46 of the Insurance Law, every insurance upon the lives of human begins and every insurance appertaining thereto. The business of life insurance shall be deemed to include the granting of endowment benefits; additional benefits in the event of death by accident or accidental means; additional benefits operating to safeguard the contract from lapse, or to provide a special surrender value, in the event of total and permanent disability of the insured; and optional modes of settlement of proceeds.

"Annuities", meaning, pursuant to paragraph 2 of Section 46 of the Insurance Law, all agreements to make periodical payments where the making or continuance of all or some of a series of such payments, or the amount of any such payment, is dependent upon the continuance of human life, except payments made under the authority of paragraph one.

"Accident and health insurance", meaning, pursuant to Paragraph 3 of
Section 46 of the Insurance Law,

(a) Insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workmen's compensation law, except as specified in subparagraph (b) following; and

(b) Non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury, (but not including insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date.

Section 4. The mode and manner in which the corporate powers of this corporation shall be exercised are through a board of directors and committees thereof and through such officers and agents as such board shall empower.

Section 5. The number of directors of this corporation shall be not more than 21, and in no cases shall the number of directors be less than 13, and the manner of determining the exact number of directors shall be as specified in the by-laws of the corporation.

Section 6. The directors of the corporation shall be elected at the annual meeting of stockholders of the corporation.

The annual meeting of the stockholders of the corporation shall be held on the first Wednesday of June in each and every year, or if such first Wednesday of June in any year be a legal holiday, then the next succeeding business day. At such annual meeting directors shall be elected for the ensuing year, the directors to take office immediately upon election and to hold office until the next annual meeting and until their successors are elected. At each annual meeting, each stockholder of record on the books of the corporation, who shall have held his shares in his own name for at least 30 days prior to the meeting, shall be entitled to one vote in person or by proxy for each share of stock so held by him. Directors shall be chosen and elected by plurality of the whole number of shares voted at the meeting.

Whenever any vacancies shall occur in the board of directors by death, resignation or removal otherwise, the remaining members of the board, at a meeting called for that purpose, or at any regular meeting, shall elect a director or directors to fill the vacancies thus occasioned, and each director so elected shall hold office for the unexplored term of the director whose place he has taken.

Section 7. At all times a majority of the directors of this corporation shall be citizens and residents of this State or of adjoining states, and not less than three thereof shall be residents of the State. Each director shall be at least 21 years of age.

Section 8. The names and post office residence addresses of the directors, who shall serve until the first annual meeting of this corporation, shall be:

CLARENCE B. JONES
5505 Independence Avenue
Bronx, New York

GEORGE D. BROOKS
726 Nostrand Avenue
Brooklyn, New York

RANDOLPH W. CAMERON
35-37 Paulding Avenue
Bronx, New York

JOHN DREW
1108 North Center Street
Birmingham, Alabama

BERNARD D. FISCHMAN
115 Central Park West
New York, New York

ADOLPH KOEPPEL
633 Chelsea Road
Oceanside, New York

IRVING I. LESMICK
231-16 - 125th Street
Laurelton, New York

GODFREY H. MURRAIN
195-07 100th Avenue
Hollis, New York

BURTON PIERCE
3500 Fieldston Road
Bronx, New York

WILLIAM ROWE
1 Fenimore Road
New Rochelle, New York

THEODORE STENT
6015 Independence Avenue
Bronx, New York

WYATT TEE WALKER
52 Delaware Road
Yonkers, New York

Section 9. The duration of the corporate existence of this corporation shall be perpetual.

Section. 10. The amount of the authorized capital of the corporation shall be Six Hundred Thousand Dollars ($600,000) to consist solely of shares of common stock at $1.00 par value each.

Section. 11. The board of directors, at a meeting held at any time prior to the first annual meeting of the members, and thereafter at its annual meeting, which shall be held immediately after the annual meeting of the members, shall elect from its own number a President, a Secretary and a Treasurer, and if any at its option at any time appoint or elect such other officers as shall be provided in the by-laws. In case a quorum is not present at such meeting, the same shall be adjourned to another day by the directors present. Officers elected by the board shall respectively hold office at the pleasure of the board of directors or until the next annual meeting and until their successors are chosen and have qualified. Other officers shall serve at the pleasure of the board unless otherwise provided in the by-laws. Vacancies in the elective offices occurring in the interval between annual meetings may be filled at any time by the board of directors and a person so selected shall hold office at the please of the board of directors or until his successor is chosen and has qualified. One person may hold two or more offices if it shall be so provided in the by-laws.

Section 12. No stockholder of this corporation shall henceforth have a pre-emptive right because of his stock holdings to have first offered to him any part of any stock of this corporation, hereafter issued, optioned or sold, or any part of any debentures, bonds and securities of this corporation convertible into stock (hereinafter called "securities") hereafter issued, optioned or sold by the corporation. Thus, any and all of the stock of this corporation presently authorized, and any and all of the stock and securities of this corporation which may be hereafter authorized, may at any time be issued, optioned and contracted for sale, and/or sold and disposed of by direction of the directors of this corporation to such persons, and upon such terms and conditions as may to the directors seem proper and advisable without first offering the said stock or securities or any part thereof to the holders of stock, securities or obligations of the corporation

IN WITNESS WHEREOF, we have hereunto subscribed our names this 15th day of February 1965.

S/ CLARENCE B. JONES
   CLARENCE B. JONES

S/ GEORGE D. BROOKS
   GEORGE D. BROOKS

S/ RANDOLPH W. CAMERON
   RANDOLPH W. CAMERON


S/ JOHN DREW
   JOHN DREW

S/ BERNARD D. FISCHMAN
   BERNARD D. FISCHMAN

S/ D. PARKE GIBSON
   D. PARKE GIBSON

S/ ADOLPH KOEPPEL
   ADOLPH KOEPPEL

S/ IRVING I. LESNICK
   IRVING I. LESNICK

S/ GODFREY H. MURRAIN
   GODFREY H. MURRAIN

S/ BURTON PIERCE
   BURTON PIERCE

S/ WILLIAM E. ROWE
   WILLIAM E. ROME

S/ THEODORE STENT
   THEODORE STENT

S/ WYATT TEE WALKER
   WYATT TEE WALKER

STATE OF NEW YORK)
COUNTY OF NEW YORK)      ss.:

            On the 12 day of January, 1965, before me personally came
                              CLARENCE B. JONES
to me known, and known to me to be the same person described in and who executed the foregoing Declaration of Intention and Charter and acknowledged that he executed the same.

S/HAROLD D. KOZUPSKY
  Notary Public, State of New York
  No. 30-7348825
  Qualified in Nassau County
  Commission Expires March 30, 1966

STATE OF NEW YORK)
COUNTY OF NEW YORK)      ss.:

            On the 14 day of January, 1965, before me personally came
                              GEORGE BROOKS
to me known, and known to me to be the same person described in and who executed the foregoing Declaration of Intention and Charter and acknowledged that he executed the same.

S/WHARTON Y. BRANDON
  Notary Public, State of New York
  No. 31-5425125
  Qualified in New York County
  Commission Expires March 30, 1966

STATE OF NEW YORK)
COUNTY OF NEW YORK)      ss.:

            On the 23 day of January, 1965, before me personally came
                              RANDOLPH W. CAMERON
to me known, and known to me to be the same person described in and who executed the foregoing Declaration of Intention and Charter and acknowledged that he executed the same.

S/HERMAN SCHWARTZ
  Notary Public, State of New York
  No. 03-8872790
  Qualified in Bronx County
  Commission Expires March 30, 1966

STATE OF ALABAMA)
COUNTY OF JEFFERSON)      ss.:

            On the 23 day of January, 1965, before me personally came
                              JOHN DREW
to me known, and known to me to be the same person described in and who executed the foregoing Declaration of Intention and Charter and acknowledged that he executed the same.

S/LUCY A. DICKERSON PINKARD
  Notary Public
  My Commission Expires July 12, 1966
  [SEAL]

STATE OF NEW YORK)
COUNTY OF NEW YORK)      ss.:

            On the 19 day of January, 1965, before me personally came
                              BERNARD D. FISCHMAN
to me known, and known to me to be the same person described in and who executed the foregoing Declaration of Intention and Charter and acknowledged that he executed the same.

S/AMOR PRADO
  Notary Public, State of New York
  No. 24-3152325
  Qualified in Kings County
  Cert.filed with N.Y. County Cl
  Commission Expires March 30, 1966

STATE OF NEW YORK)
COUNTY OF NEW YORK)      ss.:

            On the 23 day of January, 1965, before me personally came
                              D. PARKE GIBSON
to me known, and known to me to be the same person described in and who executed the foregoing Declaration of Intention and Charter and acknowledged that he executed the same.

S/HERMAN SCHWARTZ
  Notary Public, State of New York
  No. 30-8872790
  Qualified in Bronx County
  Commission Expires March 30, 1966

STATE OF NEW YORK)
COUNTY OF NASSAU)      ss.:

            On the 15 day of February, 1965, before me personally came
                              ADOLPH KOEPPEL
to me known, and known to me to be the same person described in and who executed the foregoing Declaration of Intention and Charter and acknowledged that he executed the same.

S/HELENE B. ROCHE
  Notary Public, State of New York
  No. 30-3315060
  Qualified in Nassau County
  Term Expires March 30, 1966

STATE OF NEW YORK)
COUNTY OF NASSAU)      ss.:

            On the 11 day of January, 1965, before me personally came
                              IRVING I. LESNICK
to me known, and known to me to be the same person described in and who executed the foregoing Declaration of Intention and Charter and acknowledged that he executed the same.

S/ADRIEN E. LAURENCELLE, JR
  Notary Public, State of New York
  No. 30-7442150
  Qualified in Nassau County
  Commission Expires March 30, 1966

STATE OF NEW YORK)
COUNTY OF NEW YORK)      ss.:

            On the 19 day of January, 1965, before me personally came
                              GODFREY H. MURRAIN
to me known, and known to me to be the same person described in and who executed the foregoing Declaration of Intention and Charter and acknowledged that he executed the same.

S/DAVID G. LUBELL
  Notary Public, State of New York
  No. 60-7611865
  Qualified in Westchester County
  Commission Expires March 30, 1966


STATE OF NEW YORK)
COUNTY OF BRONX)      ss.:

            On the 2 day of February, 1965, before me personally came
                              BURTON PIERCE
to me known, and known to me to be the same person described in and who executed the foregoing Declaration of Intention and Charter and acknowledged that he executed the same.

S/JULIUS H. FIORILLO
  Notary Public, State of New York
  No. 03-1222000
  Qualified in Bronx County
  Commission Expires March 30, 1966

STATE OF NEW YORK)
COUNTY OF NEW YORK)      ss.:

            On the 18 day of January, 1965, before me personally came
                              WILLIAM ROWE
to me known, and known to me to be the same person described in and who executed the foregoing Declaration of Intention and Charter and acknowledged that he executed the same.

S/ABRAHAM WILKENFELD
  Notary Public, State of New York
  No. 41-0672200
  Qualified in Queens County
  Term Expires March 30, 1966

STATE OF NEW YORK)
COUNTY OF BRONX)      ss.:


            On the 18 day of January, 1965, before me personally came
                             THEODORE STENT
to me known, and known to me to be the same person described in and who executed the foregoing Declaration of Intention and Charter and acknowledged that he executed the same.

S/ CLARENCE B. JONES
  Notary Public, State of New York
  No. 03-1993078
  Qualified in Bronx County
  Commission Expires March 30, 1966

STATE OF NEW YORK)
COUNTY OF WESTCHESTER)      ss.:

            On the 29 day of January, 1965, before me personally came
                              WYATT TEE WALKER
to me known, and known to me to be the same person described in and who executed the foregoing Declaration of Intention and Charter and acknowledged that he executed the same.

S/ALLEN KNABLE
  Notary Public, State of New York
  No. 60-7309230
  Qualified in Westchester County
  Term Expires March 30, 1966

                                                               Exhibit 6(b)

                                  BY-LAWS

                INTRAMERICA LIFE INSURANCE COMPANY

                          AS AMENDED AND RESTATED

                               AUGUST 31, 1992


                                  ARTICLE I.

                          MEETINGS OF STOCKHOLDERS

SECTION 1. Annual Meetings. The annual meeting of the stockholders shall be held on a date as shall be fixed each year by the Board of Directors or President. If in any year the Board of Directors or President does not fix a date for the annual meeting, it shall be held on the last business day in April in such year.

SECTION 2. Special Meetings. Special meetings of stockholders for any purpose may be called by the Board of Directors or President and shall be called by the President or Secretary at the written request of the holders of record of a majority of the outstanding shares of the corporation entitled to vote at such meeting. Special meetings shall be held, at such time as may be fixed in the call and stated in the notice of meeting or waiver thereof. At any such special meeting only such business may be transacted as is related to the purposes set forth in the notice of meeting.

SECTION 3. Place of Meetings. Meetings of stockholders' shall be held at such place, within or without the State of New York, as may be fixed in the call and notice of meeting or waiver thereof.

SECTION 4. Notice of Meetings. Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting and, in the case of special meetings, (i) the purpose or purposes for which the meeting is called and (ii) at whose direction the notice is being issued.

A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

SECTION 5. Waiver of Notice. Notice of any meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

SECTION 6. Qualification of Voters. Except as may be otherwise provided in the Charter, every stockholder of record shall be entitled at every meeting of stockholders to one vote for every share standing in his or her name on the record of stockholders of the corporation.

Stocks of the corporation standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws or similar regulations of such corporation may provide, or in the absence of such provision, as the Board of Directors of such corporation may determine.

SECTION 7. Quorum. At any meeting of the stockholders the presence, in person or by proxy, of the holders of a majority of the stocks entitled to vote thereat shall constitute a quorum for the transaction of any business.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

The stockholders present may adjourn the meeting despite the absence of a quorum.

SECTION 8. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the stockholder of record or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven
(11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided therein and as permitted by law.

SECTION 9. Voting. Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of stocks entitled to vote in the election.

Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders, it shall, except as other required by law, be authorized by a majority of the votes cast thereat in person or by proxy.

SECTION 10. Consents. Whenever the stockholders are required or permitted to take any action by vote, such action may be taken without a meeting by a written consent, setting forth the action so taken, signed by the holders of all outstanding stocks entitled to vote thereon.

                                  ARTICLE II.

                              BOARD OF DIRECTORS

SECTION 1.  Power of Board and Qualification of Directors.
The business of the corporation shall be managed by the Board of Directors, each of whom shall be at least eighteen (18) years of age and not less than three (3) of whom shall be residents of New York State. At all times a majority of the directors shall be citizens and residents of the United States. AT all times at least a third of the directors must be persons who are not officers or employees of the corporation or of any entity controlling, controlled by or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting stock of the corporation or any such entity ("Non-Affiliated directors").

SECTION 2. Number of Directors.- The number of directors constituting the entire Board of Directors shall be a number which is not less than thirteen
(13) no more than twenty-one (21) as may be fixed from time to time by resolution adopted by the majority of the Board.

SECTION 3. Election and Term of Directors. At each annual meeting of stockholders, all directors shall be elected for the ensuing year, the directors to take office immediately upon election and to hold office until the next annual meeting and until their successors have been elected and qualified.

Notice of election shall have been filed in the office of the Superintendent of Insurance at least ten (1) days before the day of any meeting at which an election of directors will be held.

SECTION 4. Resignations. Any director of the corporation may resign at any time by giving written notice to the Board of Directors or to the president or to the Secretary of the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. Removal of Directors. Any or all of the directors may be removed with or without cause by vote of the stockholders.

SECTION 6. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and all vacancies occurring in the Board of Directors by death, resignation, removal or otherwise, including the removal of directors without cause, shall be filled by vote of remaining members of the Board at a meeting called for that purpose or at any regular meeting, although less than a quorum exists, provided, however, that no director so elected shall take office until ten (10) days after written notice of his election shall have been filed in the Office of the Superintendent of Insurance of the State of New York. Each director so elected to fill the vacancy shall hold office for the unexpired term of the director whose place he or she has taken. A director elected to fill a newly created directorship shall serve until the next annual meeting of stockholders, and until his other successor has been elected and qualified.

SECTION 7. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and such other committees as they may deem necessary or appropriate to serve at the pleasure of the Board of Directors, each consisting of five (5) or more directors, and each of which, to the extent provided in the resolution and permitted by law, shall have all the authority of the Board.

The Board of Directors shall establish one or more committees comprised solely of Non-Affiliated Directors. Such committee or committees shall have responsibility for (i) recommending the selection of independent certified public accountants, (ii) reviewing the corporation's financial condition, the scope and results of the independent audit and any internal audit, (iii) nominating candidates for director for election by the stockholders of the corporation, (iv) evaluating the performance of officers deemed by such committee or committees to be principal officers of the corporation and (v) recommending to the Board the selection and compensation of such officers.

Three members shall constitute a quorum of any committee of the Board of Directors. Not less than one-third of the members of any committee shall be Non-Affiliated Directors.

The Board of Directors may designate one (1) or more directors as alternate members of any committee who may replace any absent member or members at any meeting of such committee.

SECTION 8. Compensation of Directors. The Board of Directors shall vote and have authority to fix the compensation of directors for services in any capacity, or to allow a fixed sum plus expenses, if any, for attendance at meetings of the Board of committees of directors. No director who is also an officer shall receive compensation for services as a director.

                                ARTICLE III.

                           MEETINGS OF THE BOARD

SECTION 1. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places, within or without the State of New York, as may from time to time be fixed y the Board. Officers shall be elected annually at a regular meeting of the Board of Directors to be held immediately following each annual meeting of the stockholders. The Board shall hold at least one regular meeting each year.

SECTION 2. Special Meetings; Notice; Waiver. Special meetings of the Board of Directors may be held at any time and place, within or without the State of New York upon the call of the Board of Directors or the President by oral, telegraphic or written notice, duly given to or sent or mailed to each director not less than one (1) day before such meeting. Special meetings shall be called by the President on the written request of any two
(2) directors.

Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or to her.

A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors

SECTION 3. Quorum; Action by the Board; Adjournment. At all meetings of the Board of Directors, a majority of the entire Board shall constitute a quorum for the transaction of business. At least one (1) Non-Affiliated Director must be included in any quorum for the transaction of business at any meeting of the Board or of any committee thereof.

The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

SECTION 4. Action Without a Meeting. When time is of the essence and provided the action to be taken is not to be a substitute for a regular meeting, any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action, and such resolution and the written consent thereto by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or committee.

SECTION 5. Conference Telephone. Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


                                 ARTICLE IV.

                                  OFFICERS

SECTION 1: Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer of the corporation and from time to time may elect or appoint one or more Vice Presidents and such other officers as it may determine. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary.

SECTION 2. President. The President shall be a member of the Board of Directors and shall be the Chief Administrative or Operating Officer of the corporation and shall perform such duties as are customary to that office, and shall also perform such other duties as shall be assigned, from time to time, by the Board of Directors.

SECTION 3. Vice president. Each Vice President, if elected, shall have such power and perform such duties as may be assigned by the President or the Board of Directors.

SECTION 4. Secretary. The Secretary shall be a member of the Board of Directors and shall keep the minutes of all meetings of the stockholders and of the Board. The Secretary shall see that all notices are duly given in accordance with the provisions of law and these by-Laws; shall be custodian of the records and of the corporation seal or seals of the corporation; shall see that the corporation seal is affixed to all documents, the execution of which, on behalf of the corporation, under this seal, is duly authorized, and when the seal is so affixed may attest the same; may sign, with the President or a Vice President, certificates of stock of the corporation; and, in general, shall perform all duties as are customary to that office, and shall also perform such other duties as shall be assigned, from time to time, by the President or the Board.

SECTION 5. Treasurer. The Treasurer shall be a member of the Board of Directors and shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit or cause to be deposited, in the name of the corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board; may endorse for collection on behalf of the corporation, checks, notes and other obligations; may sign receipts and vouchers for payments made to the corporation, singly or jointly with another person as the Board may authorize; shall render to the President and to the Board, whenever requested, an account of the financial condition of the corporation; may sign, with the President or a Vice President, certificates of stock of the corporation; and, in general, shall perform all duties as are customary to that office, and shall also perform such other duties as shall be assigned, from time to time, by the President or the Board.

SECTION 6. Term of Office; Removal. Each officer shall hold office for such term as may be prescribed by the Board and until his or her successor has been elected or appointed and qualified. Any officer may be removed by the Board with or without cause. The removal of any officer without cause shall be without prejudice to his or her contract rights, it any. The election or appointment of an officer shall not of itself create contract rights.

SECTION 7. Powers and Duties. The officers of the corporation shall each have such powers and authority and perform such duties in the management of the property and affair of the corporation as from time to time may be prescribed by the Board of Directors and, to the extent not so prescribed, they shall each have such powers and authority and perform such duties in the management of the affairs and property of the corporation, subject to the control of the Board, as generally pertain to their respective offices.

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


Securities of other corporations held by the corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the President, any Vice President, the Secretary or the Treasurer.

The Board may require any officer to give security for the faithful performance of his duties.

SECTION 8. Compensation. The Board shall have power to fix the compensation of all officers of the corporation. It may authorize any officer, upon whom the power of appointing subordinate officers, may have been conferred, to fix the compensation of such subordinate officers.


                                ARTICLE V.

                                INDEMNITY

SECTION 1. Indemnification of Officers and Directors. To the full extent authorized by law, the corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether criminal or civil, by reason of the fact the he or she, or his or her testator or intestate, is or was a director or officer of the corporation or serves or served any other corporation in any capacity at the request of the corporation, against amounts paid in connection with such actin or proceeding including reasonable attorneys' fees incurred in connection with the defense or settlement of such action or with an appeal therefrom. Nothing contained herein shall affect the right of any person to receive indemnification under contract, or the right to be awarded indemnification by a court in accordance with law and, during pendency of litigation, an allowance of expenses including attorneys' fees.


                                 ARTICLE VI.

                              STOCK CERTIFICATES

SECTION 1. Form of Stock Certificates. The stocks of the corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice President and the Secretary or an Assistance Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the corporation or a facsimile thereof. In case any such officer who has signed such certificate shall have ceased to be such before such certificates is issued, it may be issued by the corporation which the same effect as if such officer had not ceased to be such at the date of its issue.

SECTION 2. Registration of Transfers. Shares of the corporation shall be transferable only upon the books of the corporation, by the person specified by the certificate representing such shares or by special endorsement of the person entitled to such shares, or by the duly authorized attorney-in-fact or other legal representative of such person. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

SECTION 3. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, other than the annual meeting of stockholders, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any divided or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than 50 nor less than 10 days before the date of such meeting, nor more than 50 days prior to any other action. Determination of stockholders of record for purposes of the annual meeting of stockholders shall be as set forth in the Charter of this corporation.

SECTION 4. Lost Certificates. In the case of the loss or destruction of any certificate of stock, a new certificate may be issued upon the following conditions:

The owner of said certificate shall file with the Secretary of the corporation an affidavit giving the facts in relation to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit to be in such form and contain such statements as shall satisfy the President and Secretary that said certificate has been accidentally destroyed or lost, and that a new certificate ought to be issued in lieu thereof.


                                ARTICLE VII.

                          MISCELLANEOUS PROVISIONS

SECTION 1. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as the Board of Directors may from time to time determine.

SECTION 2. Fiscal Year. The fiscal year of the corporation shall be the twelve (12) months ending December 31.

SECTION 3. Check and Notes. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the corporation shall be signed by such officer or officers or other person or persons as shall be thereunto authorized from time to time by the Board of Directors.

SECTION 4. Contracts. All contracts, deeds, documents and instruments requiring a seal shall be executed by the President, or any Vice President, under the seal of the Company affixed and attested to by the Secretary or the Treasurer. All such papers may also be executed and the seal of the

Company affixed and attested to by such other person or person as may be designated by a majority of the Board of Directors in the event the act or signature of the aforesaid designated officers or their duly elected assistants cannot reasonably be obtained because of absence, sickness or other incapacity. All checks, notes, drafts, demands for money and other obligations of the Company not requiring a seal shall be signed by the President, any Vice president or the Treasurer or by such other officers or agents as the Board of Directors may from time to time designate, and any such signature or signatures may be evidenced by a facsimile to the extent authorized by the Board of Directors.


                                 ARTICLE VI.

                              STOCK CERTIFICATES

                                  AMENDMENTS

SECTION 1. Power to Amend. The By-Laws may be adopted, amended or repealed by the stockholders. The By-Laws may also be adopted, amended or repealed by vote of a majority of the entire Board of Directors subject to being amended or repealed by the stockholders entitled to vote thereon.










BY.INT




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